EXHIBIT 3.2




                                     BY-LAWS

                                       OF

                             BOSTON BIOMEDICA, INC.

                           A MASSACHUSETTS CORPORATION
















                           Adopted:       May 5, 1986

                           -------------------------------------
                           Howard L. Levin, Clerk

                           Amended:       December 5, 1990
                           Amended and Restated:  September 5, 1996











                                     BY-LAWS
                                TABLE OF CONTENTS

ARTICLE I.  STOCKHOLDERS....................................................1

         Section 1.1. Annual Meeting........................................1
         Section 1.2. Special Meetings......................................1
         Section 1.3. Notice of Meeting.....................................1
         Section 1.4. Quorum................................................2
         Section 1.5. Voting and Proxies....................................2
         Section 1.6. Action at Meeting.....................................2
         Section 1.7. Action Without Meeting................................2
         Section 1.8. Voting of Shares of Certain Holders...................2
         Section 1.9. Meetings..............................................3

ARTICLE II.  BOARD OF DIRECTORS.............................................3

         Section 2.1. Powers................................................3
         Section 2.2. Enumeration, Election and Term of Office..............3
         Section 2.3. Nomination of Directors...............................4
         Section 2.4. Election of Directors.................................5
         Section 2.5. Vacancies; Reduction of the Board.....................5
         Section 2.6. Enlargement of the Board..............................5
         Section 2.7. Tenure and Resignation................................5
         Section 2.8. Removal...............................................5
         Section 2.9. Meetings..............................................5
         Section 2.10. Notice of Meeting....................................6
         Section 2.11. Agenda...............................................6
         Section 2.12. Quorum...............................................6
         Section 2.13. Action at Meeting....................................6
         Section 2.14. Action Without Meeting...............................6
         Section 2.15. Committees...........................................6

ARTICLE III.  OFFICERS......................................................7

         Section 3.1. Enumeration...........................................7
         Section 3.2. Election..............................................7
         Section 3.3. Qualification.........................................7
         Section 3.4. Tenure................................................7
         Section 3.5. Removal...............................................7
         Section 3.6. Resignation...........................................7
         Section 3.7. Vacancies.............................................8
         Section 3.8. President.............................................8
         Section 3.9. Vice-Presidents.......................................8
         Section 3.10. Treasurer and Assistant Treasurers...................8
         Section 3.11. Clerk and Assistant Clerks...........................8
         Section 3.12. Other Powers and Duties..............................9

                                       -i-





ARTICLE IV.  STOCK CERTIFICATES.............................................9

         Section 4.1. Stock Certificates....................................9
         Section 4.2. Transfer of Shares....................................9
         Section 4.3. Record Holders........................................9
         Section 4.4. Record Date..........................................10
         Section 4.5. Transfer Agent and Registrar for Shares of
                      Corporation..........................................10
         Section 4.6. Loss of Certificates.................................11
         Section 4.7. Restrictions on Transfer.............................11
         Section 4.8. Multiple Classes of Stock............................11

ARTICLE V.  DIVIDENDS......................................................11

         Section 5.1. Declaration of Dividends.............................11
         Section 5.2. Reserves.............................................11

ARTICLE VI.  POWERS OF OFFICERS TO CONTRACT WITH THE CORPORATION...........12


ARTICLE VII.  INDEMNIFICATION..............................................12

         Section 7.1. Definitions..........................................12
         Section 7.2. Actions in Name of the Corporation or Stockholder....13
         Section 7.3. Other Actions........................................13
         Section 7.4. Advances of Expenses.................................14
         Section 7.5. Presumptions upon Termination of Proceeding..........14
         Section 7.6. Indemnification Not Exclusive........................14
         Section 7.7. Insurance............................................14
         Section 7.8. Employee Benefit Plans...............................14

ARTICLE VIII.  MISCELLANEOUS PROVISIONS....................................14

         Section 8.1. Articles of Organization.............................15
         Section 8.2. Fiscal Year..........................................15
         Section 8.3. Corporate Seal.......................................15
         Section 8.4. Execution of Instruments.............................15
         Section 8.5. Voting of Securities.................................15
         Section 8.6. Evidence of Authority................................15
         Section 8.7. Corporate Records....................................15
         Section 8.8. Charitable Contributions.............................15
         Section 8.9. Election in Respect of Control Share Acquisitions....16

ARTICLE IX.  AMENDMENTS....................................................16

         Section 9.1. Amendment by Stockholders............................16
         Section 9.2. Amendment by Board of Directors......................17


                                      -ii-




                                     BY-LAWS

                                       OF

                             BOSTON BIOMEDICA, INC.
                          (A Massachusetts Corporation)

                                   ARTICLE I.

                                  Stockholders

         Section 1.1. Annual Meeting. The annual meeting of the stockholders of the corporation shall be held on the first Tuesday of April in each year, at such time and place within the United States as may be designated in the notice of meeting. If the day fixed for the annual meeting shall fall on a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday. If the annual meeting is omitted on the day herein provided, a special meeting may be held in place thereof, and any business transacted at such special meeting in lieu of annual meeting shall have the same effect as if transacted or held at the annual meeting.

         Section 1.2. Special Meetings. Special meetings of the stockholders may be called at any time by the president or by the board of directors and shall be called by the clerk upon written application of one or more stockholders who hold shares representing at least ten percent (10%) of the capital stock entitled to vote at such meeting. Special meetings of the stockholders shall be held at such time, date and place within or without the United States as may be designated in the notice of such meeting.

         Section 1.3. Notice of Meeting. A written notice stating the place, date, and hour of each meeting of the stockholders, and, in the case of a special meeting, the purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, and to each stockholder who, under the Articles of Organization or these By-laws, is entitled to such notice, by delivering such notice to such person or leaving it at their residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation, at least seven (7) days and not more than sixty (60) before the meeting. Such notice shall be given by the clerk, an assistant clerk, or any other officer or person designated either by the clerk or by the person or persons calling the meeting.

         The requirement of notice to any stockholder may be waived by a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto duly authorized, and filed with the records of the meeting, or if communication with such stockholder is unlawful, or by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice. Except as otherwise provided herein, the notice to the stockholders need not specify the purposes of the meeting.

         If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 1.4. Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.

         Section 1.5. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote owned by such stockholder of record according to the books of the corporation, unless otherwise provided by law or by the Articles of Organization. Stockholders may vote either in person or by written proxy. No proxy dated more than six months prior to the date of the meeting shall be valid although, unless otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. Proxies shall be filed with the clerk of the meeting, or of any adjournment thereof. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them.

         Section 1.6. Action at Meeting. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than election to an office shall decide such question, except where a larger vote is required by law, the Articles of Organization or these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

         Section 1.7. Action Without Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the consent shall be treated for all purposes as a vote at a meeting.

         Section 1.8. Voting of Shares of Certain Holders. Shares of stock of the corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

         Shares of stock of the corporation standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court-appointed guardian or conservator without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares of capital stock of the corporation standing in the name of a trustee may be voted by him.

         Shares of stock of the corporation standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares.

         Section 1.9. Meetings. Special meetings of the stockholders may be called at any time by the President or by the Board of Directors. Special meetings of the stockholders shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application by one or more stockholders who hold at least 50% of each class of stock outstanding and entitled to vote at such meeting. Such call shall state the time, place and purposes of the meeting.

                                   ARTICLE II.

                               Board of Directors

         Section 2.1. Powers. Except as reserved to the stockholders by law, by the Articles of Organization or by these By-laws, the business of the corporation shall be managed under the direction of the board of directors, who shall have and may exercise all of the powers of the corporation. In particular, and without limiting the foregoing, the board of directors shall have the power to issue or reserve for issuance from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time to such person, for such consideration and upon such terms and conditions as they shall determine, including the granting of options, warrants or conversion or other rights to stock.

         Section 2.2. Enumeration, Election and Term of Office. The number of Directors on the Board of Directors shall be determined as provided in the Articles of Organization of the Corporation. No Director need be a Stockholder.

         The Directors of the  Corporation  shall be divided into three classes:
Class I, Class II and Class III. Each class shall consist as nearly as may be possible, of one-third of the whole number of the Board of Directors. In the election of Directors at the 1996 Annual Meeting of Stockholders, the Class I Directors shall be elected to hold office for a term to expire at the first Annual Meeting of Stockholders thereafter; the Class II Directors shall be elected to hold office for a term to expire at the second Annual Meeting of Stockholders thereafter; and the Class III Directors shall be elected to hold office for a term to expire at the third Annual Meeting of

Stockholders thereafter; and in the case of each class, until their respective successors are duly elected and qualified. At each annual election held after the 1996 Annual Meeting of Stockholders, the Directors elected to succeed those whose terms expire shall be identified as being the same class as the Directors they succeed and shall be elected to hold office for a term to expire at the third Annual Meeting of Stockholders after their election, and until their respective successors are duly elected and qualified. If the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified.

         Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board of Directors, shall be filled as provided in the Articles of Organization of the Corporation. The Board of Directors may be enlarged as provided in the Articles of Organization of the Corporation. A Director, whether elected by the stockholders or Directors, may be removed from office in the manner provided by the Articles of Organization of the Corporation.

         Section 2.3. Nomination of Directors. Nominations for the election of directors at an annual meeting of the stockholders, or special meeting in lieu of the annual meeting, may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors at the meeting. Stockholders entitled to vote in such election may nominate one or more persons for election as directors only if written notice of such stockholder's intent to make such nomination or nominations has been given either by personal delivery, overnight (receipted) courier or by United States mail, postage prepaid, to the Clerk of the Corporation not later than ninety days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof. Such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the persons or person to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure

         Section 2.4. Election of Directors. The initial board of directors shall be elected by the incorporator(s) at the first meeting thereof and thereafter by the stockholders at their annual meeting or at any special meeting the notice of which specifies the election of directors as an item of business for such meeting.

         Section 2.5. Vacancies; Reduction of the Board. Any vacancy in the board of directors, however occurring, including a vacancy resulting from the enlargement of the board of directors, may be filled by the stockholders or by the directors then in office or by a sole remaining director. In lieu of filling any such vacancy the stockholders or board of directors may reduce the number of directors, but not to a number less than the minimum number required by Section
2.2. When one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

         Section 2.6. Enlargement of the Board. The board of directors may be enlarged by the stockholders at any meeting or by vote of a majority of the directors then in office.

         Section 2.7. Tenure and Resignation. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any director may resign by delivering or mailing postage prepaid a written resignation to the corporation at its principal office or to the president, clerk or assistant clerk, if any. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         Section 2.8. Removal. A director, whether elected by the stockholders or directors, may be removed from office with or without cause at any annual or special meeting of stockholders by vote of a majority of the stockholders entitled to vote in the election of such director, or for cause by a vote of a majority of the directors then in office; provided, however, that a director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

         Section 2.9. Meetings. Regular meetings of the board of directors may be held without call or notice at such times and such places within or without the Commonwealth of Massachusetts as the board may, from time to time, determine, provided that notice of the first regular meeting following any such determination shall be given to directors absent from such determination. A regular meeting of the board of directors shall be held without notice immediately after, and at the same place as, the annual meeting of the stockholders or the special meeting of the stockholders held in place of such annual meeting, unless a quorum of the directors is not then present. Special meetings of the board of directors may be held at any time and at any place designated in the call of the meeting when called by the president, treasurer, or one or more directors. Members of the board of directors or any committee elected thereby may participate in a meeting of (amended such board or committee by means of a conference telephone or 12/5/90) similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

         Section 2.10.  Notice of Meeting.  It shall be  sufficient  notice to a director to send notice by mail at least seventy-two (72) hours before the meeting addressed to such person at his usual or last known business or residence address or to give notice to such person in person or by telephone at least twenty-four (24) hours before the meeting. Notice shall be given by the clerk, assistant clerk, if any, or by the officer or directors calling the meeting. The requirement of notice to any director may be waived by a written waiver of notice, executed by such person before or after the meeting or meetings, and filed with the records of the meeting, or by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice. A notice or waiver of notice of a directors' meeting need not specify the purposes of the meeting.

         Section 2.11. Agenda. Any lawful business may be transacted at a meeting of the board of directors, notwithstanding the fact that the nature of the business may not have been specified in the notice or waiver of notice of the meeting.

         Section 2.12. Quorum. At any meeting of the board of directors, a majority of the directors then in office shall constitute a quorum for the transaction of business. Any meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         Section 2.13. Action at Meeting. Any motion adopted by vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except where a different vote is required by law, by the Articles of Organization or by these By-laws. The assent in writing of any director to any vote or action of the directors taken at any meeting, whether or not a quorum was present and whether or not the director had or waived notice of the meeting, shall have the same effect as if the director so assenting was present at such meeting and voted in favor of such vote or action.

         Section 2.14. Action Without Meeting. Any action by the directors may be taken without a meeting if all of the directors consent to the action in writing and the consents are filed with the records of the directors' meetings. Such consent shall be treated for all purposes as a vote of the directors at a meeting.

         Section 2.15. Committees. The board of directors may, by the affirmative vote of a majority of the directors then in office, appoint an executive committee or other committees consisting of one or more directors and may by vote delegate to any such committee some or all of their powers except those which by law, the Articles of Organization or these By-laws they may not delegate. Unless the board of directors shall otherwise provide, any such committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or such rules, its meetings shall be called, notice given or waived, its business conducted or its action taken as nearly as may be in the same manner as is provided in these By-laws with respect to meetings or for the conduct of business or the taking of actions by the board of directors. The board of directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee at any time. The board of directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                                  ARTICLE III.

                                    Officers

         Section 3.1. Enumeration. The officers shall consist of a president, a treasurer, a clerk and such other officers and agents (including one or more vice-presidents, assistant treasurers, assistant clerks, secretaries and assistant secretaries), with such duties and powers, as the board of directors may, in their discretion, determine.

         Section 3.2. Election. The president, treasurer and clerk shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders. Other officers may be chosen by the directors at such meeting or at any other meeting.

         Section 3.3. Qualification. An officer may, but need not, be a director or stockholder and no officer shall be a director solely by virtue of being an officer. Any two or more offices may be held by the same person. The clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine. The premiums for such bonds may be paid by the corporation.

         Section 3.4. Tenure. Except as otherwise provided by the Articles of Organization or these By-laws, the term of office of each officer shall be for one year or until his successor is qualified or until his earlier resignation or removal.

         Section 3.5. Removal. Any officer may be removed from office, with or without cause, by the affirmative vote of a majority of the directors then in office; provided, however, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the board of directors prior to action thereon.

         Section 3.6. Resignation. Any officer may resign by delivering or mailing postage prepaid a written resignation to the corporation at its principal office or to the president, clerk, or assistant clerk, if any, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some event.

         Section 3.7. Vacancies. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the board of directors.

         Section 3.8. President. The president shall be the chief executive officer of the corporation. Except as otherwise voted by the board or directors, the president shall preside at all meetings of the stockholders and of the board of directors at which present. The president shall have such duties and powers as are commonly incident to the office and such duties and powers as the board of directors shall from time to time designate.

         Section 3.9. Vice-Presidents. Vice-presidents, if any, shall have such powers and perform such duties as the board of directors may from time to time determine.

         Section 3.10. Treasurer and Assistant Treasurers. The treasurer, subject to the direction and under the supervision and control of the board of directors, shall have general charge of the financial affairs of the corporation. The treasurer shall have custody of all funds, securities and valuable papers of the corporation, except as the board of directors may otherwise provide. The treasurer shall keep or cause to be kept full and accurate records of account which shall be the property of the corporation, and which shall be always open to the inspection of each elected officer and director of the corporation. The treasurer shall deposit or cause to be deposited all funds of the corporation in such depository or depositories as may be authorized by the board of directors. The treasurer shall have the power to endorse for deposit or collection all notes, checks, drafts, and other negotiable instruments payable to the corporation. The treasurer shall have the power to borrow money and enter into and execute arrangements as to advances, loans and credits to the corporation. The treasurer shall perform such other duties as are incidental to the office, and such other duties as may be assigned by the board of directors.

         Assistant treasurers, if any, shall have such powers and perform such duties as the board of directors may from time to time determine.

         Section 3.11. Clerk and Assistant Clerks. The clerk shall record, or cause to be recorded, all proceedings of the meetings of the stockholders and directors (including committees thereof) in the book of records of this corporation. The record books shall be open at reasonable times to the inspection of any stockholder, director, or officer. The clerk shall notify the stockholders and directors, when required by law or by these By-laws, of their respective meetings, and shall perform such other duties as the directors and stockholders may from time to time prescribe. The clerk shall have the custody and charge of the corporate seal, and shall affix the seal of the corporation to all instruments requiring such seal, and shall certify under the corporate seal the proceedings of the directors and of the stockholders, when required. In the absence of the clerk at any such meeting, a temporary clerk shall be chosen who shall record the proceedings of the meeting in the aforesaid books.

         Assistant clerk, if any, shall have such powers and perform such duties as the board of directors may from time to time designate.

         Section 3.12. Other Powers and Duties. Subject to these By-laws and to such limitations as the board of directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors.

                                   ARTICLE IV.

                                  Capital Stock

         Section 4.1. Stock Certificates. Each stockholder shall be entitled to a certificate representing the number of shares of the capital stock of the corporation owned by such person in such form as shall, in conformity to law, be prescribed from time to time by the board of directors. Each certificate shall be signed by the president or vice-president and treasurer or assistant treasurer or such other officers designated by the board of directors from time to time as permitted by law, shall bear the seal of the corporation, and shall express on its face its number, date of issue, class, the number of shares for which, and the name of the person to whom, it is issued. The corporate seal and any or all of the signatures of corporation officers may be facsimile if the stock certificate is manually counter-signed by an authorized person on behalf of a transfer agent or registrar other than the corporation or its employee.

         If an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.

         Section 4.2. Transfer of Shares. Title to a certificate of stock and to the shares represented thereby shall be transferred only on the books of the corporation by delivery to the corporation or its transfer agent of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a properly executed written power of attorney to sell, assign or transfer the same or the shares represented thereby. Upon surrender of a certificate for the shares being transferred, a new certificate or certificates shall be issued according to the interests of the parties.

         Section 4.3. Record Holders. Except as otherwise may be required by law, by the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

         It shall be the duty of each stockholder to notify the corporation of his post office address.

         Section 4.4. Record Date. In order that the corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any other action. In such case only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the books of the corporation after the record date.

         If no record date is fixed: (i) the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         Section 4.5. Transfer Agent and Registrar for Shares of Corporation. The board of directors may appoint a transfer agent and a registrar of the certificates of stock of the corporation. Any transfer agent so appointed shall maintain, among other records, a stockholders' ledger, setting forth the names and addresses of the holders of all issued shares of stock of the corporation, the number of shares held by each, the certificate numbers representing such shares, and the date of issue of the certificates representing such shares. Any registrar so appointed shall maintain, among other records, a share register, setting forth the total number of shares of each class of shares which the corporation is authorized to issue and the total number of shares actually issued. The stockholders' ledger and the share register are hereby identified as the stock transfer books of the corporation; but as between the stockholders' ledger and the share register, the names and addresses of stockholders, as they appear on the stockholders' ledger maintained by the transfer agent shall be the official list of stockholders of record of the corporation. The name and address of each stockholder of record, as they appear upon the stockholders' ledger, shall be conclusive evidence of who are the stockholders entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation. Stockholders, but not the corporation, its directors, officers, agents or attorneys, shall be responsible for notifying the transfer agent, in writing, of any changes in their names or addresses from time to time, and failure to do so will relieve the corporation, its other stockholders, directors, officers, agents and attorneys, and its transfer agent and registrar, of liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing in the stockholders' ledger maintained by the transfer agent.

         Section 4.6. Loss of Certificates. In case of the loss, destruction or mutilation of a certificate of stock, a replacement certificate may be issued in place thereof upon such terms as the board of directors may prescribe, including, in the discretion of the board of directors, a requirement of bond and indemnity to the corporation.

         Section 4.7. Restrictions on Transfer. Every certificate for shares of stock which are subject to any restriction on transfer, whether pursuant to the Articles of Organization the By-laws or any agreement to which the corporation is a party, shall have the fact of the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge.

         Section 4.8. Multiple Classes of Stock. The amount and classes of the capital stock and the pal value, if any, of the shares, shall be as fixed in the Articles of Organization. At all times when there are two or more classes of stock, the several classes of stock shall conform to the description and the terms and have the respective preferences, voting powers, restrictions and qualifications set forth in the Articles of Organization and these By-laws. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued, or (ii) a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

                                   ARTICLE V.

                                    Dividends

         Section 5.1. Declaration of Dividends. Except as otherwise required by law or by the Articles of Organization the board of directors may, in its discretion, declare what, if any, dividends shall be paid from the surplus or from the net profits of the corporation upon the stock of the corporation; provided, however, that no dividend shall be declared or paid the payment of which would diminish the amount of the paid-in capital of the corporation. Dividends may be paid in cash, in property, in shares of the corporation's stock, or in any combination thereof. Dividends shall be payable upon such dates as the board of directors may designate.

         Section 5.2. Reserves. Before the payment of any dividend and before making any distribution of profits, the board of directors, from time to time and in its absolute discretion, shall have power to set aside out of the surplus or net profits of the corporation such sum or sums as the board of directors deems proper and sufficient as a reserve fund to meet contingencies or for such other purpose as the board of directors shall deem to be in the best interests of the corporation, and the board of directors may modify or abolish any such reserve.

                                   ARTICLE VI.

                         Powers of Officers to Contract

                              With the Corporation

         Any and all of the directors and officers of the corporation, notwithstanding their official relations to it, may enter into and perform any contract or agreement of any nature between the corporation and themselves, or any and all of the individuals from time to time constituting the board of directors of the corporation, or any firm or corporation in which any such director may be interested, directly or indirectly, whether such individual, firm or corporation thus contracting with the corporation shall thereby derive personal or corporate profits or benefits or otherwise; provided, that (i) the material facts of such interest are disclosed or are known to the board of directors or committee thereof which authorizes such contract or agreement; (ii) if the material facts as to such person's relationship or interest are disclosed or are known to the stockholders entitled to vote thereon, and the contract is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or agreement is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders. Any director of the corporation who is interested in any transaction as aforesaid may nevertheless be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize or ratify any such transaction. This Article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

                                  ARTICLE VII.

                                 Indemnification

         Section 7.1.      Definitions.  For purposes of this Article VII:

         (a) "Covered Person" means an individual: (i) who is a present or former director, officer, agent or employee of the corporation or who serves or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in one of those capacities or as trustee, partner or fiduciary at the request of the corporation; and (ii) who by reason of his position was, is, or is threatened to be made a party to a proceeding. It shall also include such person's heirs, executors and administrators.

         (b) "Proceeding" includes any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and any claim which could be the subject of such a proceeding.

         (c) "Disinterested Director" means a director who is not a party to the Proceeding(s) in question.

         (d) "Expenses" means liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromises or as fines or penalties, and expenses, including reasonable legal and accounting fees.

         Section 7.2. Actions in Name of the Corporation or Stockholder. The corporation may indemnify any Covered Person to the extent legally permissible against all Expenses incurred in connection with the defense or disposition of any Proceeding by or in the name of the corporation or any stockholder in his capacity as such if a reasonable determination is made, based on a review of the readily available facts but without special investigation, that the Covered Person acted in good faith, and in the reasonable belief that his action was in, or not opposed to, the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Such determination shall be made by:

         (a)      the vote of a majority of a quorum of Disinterested Directors;

         (b) a special litigation/indemnification committee of the board of directors appointed by the board;

         (c)      independent legal counsel in a written opinion; or

         (d) the vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer.

         No indemnification shall be made with respect to any matter as to which such Covered Person has been adjudicated liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court deciding the action determines that such Covered Person is entitled to indemnification.

         Such indemnification may be provided in connection with a Proceeding in which it is claimed that an officer or director received an improper personal benefit by reason of his position, regardless of whether the claim involves his service in such capacity, subject to the foregoing limitations and to the additional limitation that it shall not have been finally determined that an improper personal benefit was received by the director or officer.

         Section 7.3. Other Actions. The corporation may indemnify any Covered Person against any Expenses incurred in connection with the defense or disposition of any Proceeding other than a Proceeding of the type described in
Section 7.2, except with respect to any matter as to which the Covered Person shall have been finally adjudicated in the Proceeding (i) not to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation or, (ii) with respect to any criminal Proceeding, to have had reasonable cause to believe his conduct was unlawful.

         Section 7.4. Advances of Expenses. The corporation may advance attorneys' fees or other Expenses incurred by a Covered Person in defending a Proceeding, upon receipt of an undertaking by or on behalf of the Covered Person to repay the amount advanced, which undertaking may be accepted by the board of directors without reference to the financial ability of such Covered Person to make repayment.

         Section 7.5. Presumptions upon Termination of Proceeding. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed, to the best interests of the corporation, or, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section   7.6.    Indemnification   Not   Exclusive.   The   right   of
indemnification provided by this Article VII shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled.

         Section 7.7. Insurance. The corporation may purchase and maintain insurance on its behalf and on behalf of any Covered Person against any liability asserted against such Covered Person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

         Section 7.8. Employee Benefit Plans. If the corporation or any of its subsidiaries or affiliates sponsors any employee benefit plan, and any Covered Person undertakes or incurs any responsibility as a fiduciary with respect thereto then, for purposes of indemnification of such Covered Person under this
Article VII, (i) such Covered Person shall be deemed not to have failed to have acted in good faith and in the reasonable belief that his action was in or not opposed to the best interests of the corporation if he acted in good faith and in the reasonable belief that his action was in or not opposed to the best interests of the participants or beneficiaries of said plan, and (ii) "Expenses" shall be deemed to include any taxes or penalties assessed on such Covered Person with respect to said plan under applicable law.

                                  ARTICLE VIII.

                            Miscellaneous Provisions

         Section 8.1. Articles of Organization. All references in these By-laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

         Section 8.2. Fiscal Year. Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall end on the 31st day in December of each year.

         Section 8.3. Corporate Seal. The board of directors shall have the power to adopt and alter the seal of the corporation.

         Section 8.4. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes, and other obligations authorized to be executed by an officer of the corporation on its behalf shall be signed by the president or the treasurer except as the board of directors may generally or in particular cases otherwise determine.

         Section 8.5. Voting of Securities. Unless the board of directors otherwise provides, the president or the treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

         Section 8.6. Evidence of Authority. A certificate by the clerk or any assistant clerk as to any action taken by the stockholders, directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which by law, by the Articles of Organization or by these By-laws, or under any vote of the stockholders or the board of directors, may be exercised by an officer of the corporation only in the event of absence of another officer or any other contingency shall bind the corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.

         Section 8.7. Corporate Records. The original, or attested copies, of the Articles of Organization, By-laws, records of all meetings of the incorporators and stockholders, and the stock transfer books (which shall contain the names of all stockholders and the record address and the amount of stock held by each) shall be kept in Massachusetts at the principal office of the corporation, or at an office of its resident agent, transfer agent or of the clerk or of the assistant clerk, if any. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to inspection of any stockholder for any purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

         Section 8.8. Charitable Contributions. The board of directors from time to time may authorize contributions to be made by the corporation in such amounts as it may determine to be reasonable to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earning of which inures to the private benefit of any stockholder or individual.

         Section 8.9. Election in Respect of Control Share Acquisitions. In accordance with the provisions of Chapter 110D of the Massachusetts general Laws, the provisions of such Chapter shall not apply to "control share acquisitions" (as such term is defined under said Chapter 110D) of the corporation.

                                  ARTICLE IX.

                                   Amendments

         Section 9.1. Amendment by Stockholders. Prior to the issuance of stock, these By-laws may be amended, altered or repealed by the incorporator(s) by majority vote. After stock has been issued, these By-laws may be amended, altered or repealed by the stockholders at any annual or special meeting by vote of a majority of all shares outstanding and entitled to vote, except that where the effect of the amendment would be to reduce any voting requirement otherwise required by law, the Articles of Organization or these By-laws, such amendment shall require the vote that would have been required by such other provision. Notice and a copy of any proposal to amend these By-laws must be included in the notice of meeting of stockholders at which action is taken upon such amendment.

         Section 9.2.      Amendment by Board of Directors.

         (a) These By-laws may be amended, altered or repealed by the board of directors at a meeting duly called for the purpose by majority vote of the directors then in office, except that directors shall not amend the By-laws in a manner which:

         (i) changes the stockholder voting requirements for any action;

         (ii) alters or abolishes any preferential right or right of redemption applicable to a class or series of stock with shares already outstanding;

         (iii) alters the provisions of Articles VII or IX hereof; or

         (iv) permits the board of directors to take any action which under law, the Articles of Organization or these By-laws is required to be taken by the stockholders.

         (b) If the By-laws are amended or altered by the board of directors, notice of the amendment, alteration or repeal shall be given to all stockholders entitled to vote not later than the time of giving notice of the next meeting of stockholders following such amendment, alteration or repeal.

         (c) Any amendment of these By-laws by the board of directors may be altered or repealed by the stockholders at any annual or special meeting of stockholders.